Exhibit 10.63

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR SATISFACTORY ASSURANCES TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED WITH RESPECT TO SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION.

WARRANT TO PURCHASE COMMON STOCK

of

ACTINIUM PHARMACEUTICALS, INC.

Void after February 11, 2022

This certifies that, for value received, Sandesh Seth, an individual, or his/her registered assigns (“Holder”) is entitled, subject to the terms set forth below, to purchase from Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Fifty Seven Thousand Two Hundred Twelve (57,212) shares of the common stock of the Company (the “Shares”), upon surrender hereof, at the principal office of the Company referred to below and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of common stock (the “Common Stock”) are subject to adjustment as provided below. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing March 14, 2017 (the “Warrant Issue Date”), and ending at 5:00 p.m., Eastern Time on February 11, 2022, and shall be void thereafter.

2. Exercise Price. The Exercise Price per share of Common Stock at which this Warrant may be exercised shall be equal to $2.34 per share as adjusted from time to time pursuant to Section 10 below (the “Exercise Price”).

3. Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part at any time, or from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of then outstanding indebtedness of the Company to the Holder, (iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased or (iv) by cashless exercise as set forth in Section 3(c), below, of the purchase price of the shares to be purchased, except upon a call by the Company.

(b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above and payment of the Exercise Price if exercised for cash, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date (the “Exercise Date”). As promptly as practicable on or after the Exercise Date, but in no event more than three (3) business days thereafter (the “Warrant Share Delivery Date”), the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. Certificates for Shares purchased hereunder will be transmitted by the transfer agent of the Company to the Holder on the Exercise Date by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

(c) The Holder, at its option, may exercise this Warrant in a cashless exercise transaction pursuant to this subsection (c) (a “Cashless Exercise”). In order to effect a Cashless Exercise, the Holder shall surrender this Warrant at the principal office of the Company together with an Exercise Form, completed and executed, indicating Holder’s election to effect a Cashless Exercise, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)/A

where:                  X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock for which this Warrant is being Exercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(c), where “Market Price,” means the Volume Weighted Average Price (as defined herein) of one (1) share of Common Stock during the ten (10) consecutive Trading Day period immediately preceding the Exercise Date.

B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price on The NASDAQ Global Market (“NASDAQ”) as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“Bloomberg”) or, if NASDAQ is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or in the “pink sheets” by the Pink OTC Market, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as determined in good faith by the Company’s Board of Directors. “Trading Day” shall mean any day on which the Common Stock is traded for any period on NASDAQ, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

2

For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issued upon Exercise of this Warrant in a Cashless Exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issued upon Exercise of this Warrant in a Cashless Exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

(d) In the case of a dispute as to the determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock or the arithmetic calculation of the Exercise Price or Market Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within four (4) business days of receipt, or deemed receipt, of the Exercise Notice, or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) business days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) business days submit via facsimile (i) the disputed determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld or delayed or (ii) the disputed arithmetic calculation of the Exercise Price, Market Price to the Company’s independent, outside accountant, or another accounting firm of national standing selected by the Company. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than the later of (i) five (5) business days from the time it receives the disputed determinations or calculations or (ii) five (5) business days from the selection of the investment bank and accounting firm, as applicable. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(e) In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to deliver to the Holder a certificate or certificates representing the Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by the Holder of the Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Shares so purchased exceeds (y) the amount obtained by multiplying (A) the number of Shares that the Company was required to deliver to the Holder in connection with the exercise at issue, by (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

3

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6. Rights of Shareholders. Until Holder exercises this Warrant and the Company issues Holder shares of Common Stock purchasable upon the exercise hereof, as provided herein, Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent or assert dissenter’s rights with respect to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise.

7. Transfer of Warrant.

(a) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c) Transferability and Non-negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with the terms of this Warrant and all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).

(d) Compliance with Securities Laws.

(i) Holder understands that the Warrant and the Shares are characterized as “restricted securities” under the Securities Act of 1933, as amended (the “1933 Act”) inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under 1933 Act and applicable regulations thereunder, such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Holder understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in Section 11 hereof. Holder understands that no public market now exists for any of the Warrants or the Shares and that it is uncertain whether a public market will ever exist for the Warrants or the Shares.

4

(ii) This Warrant and all certificates for the Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, (B) A “NO ACTION” LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER OR (C) SATISFACTORY ASSURANCES TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.”

(e) Disposition of Holder’s Rights.

(i) In no event will the Holder make a disposition of any of its rights to acquire Shares under this Warrant and/or of any of the Shares issuable upon exercise of any such rights unless and until (A) it shall have notified the Company of the proposed disposition, (B) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Holder) satisfactory to the Company and its counsel to the effect that (1) appropriate action necessary for compliance with the 1933 Act has been taken, or (2) an exemption from the registration requirements of the 1933 Act is available, and (C) if the disposition involves the sale of such rights or such Shares issuable upon exercise of such rights, it shall have offered to the Company, pursuant to Section 7(f) hereunder, such rights to acquire Shares or Shares issuable and upon exercise of such rights, as the case may be.

(ii) The restrictions imposed under this Section 7(e) shall terminate as to any of the Shares when (A) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (B) such security may be sold without registration in compliance with Rule 144 under the 1933 Act, or (C) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Holder or holder of Shares then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such Shares not bearing any restrictive legend.

5

(f) Market Stand-Off.

(i) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Company’s initial public offering, Holder shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares of Common Stock to be issued upon exercise hereof, without the prior written consent of the Company or its lead managing underwriter(s). Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriter(s). In no event, however, shall such period exceed one hundred eighty (180) days, and the Market Stand-Off shall in all events terminate two (2) years after the effective date of the Company’s initial public offering.

(ii) Holder shall be subject to the Market Stand-Off only if the officers and directors of the Company are also subject to similar restrictions.

(iii) Any new, substituted or additional securities which are by reason of any recapitalization or reorganization of the Company distributed with respect to the shares of Common Stock to be issued upon exercise hereof shall be immediately subject to the Market standoff, to the same extent the shares of Common Stock to be issued upon exercise hereof are at such time covered by such provisions.

(iv) In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Common Stock to be issued upon exercise hereof until the end of the applicable stand-off period.

(g) Any entity to whom Holder transfers any right to purchase the Shares pursuant to this Warrant or any of the Shares issuable upon the exercise of such right shall become a “Holder” for purposes of this Section 7.

8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation as the same may be amended from time to time to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

9. Amendments.

(a) This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the holder, provided that no part of Section 12 hereof (Right to Call) or Section 15(f) hereof Laidlaw & Co. (UK) Ltd.’s (the “Placement Agent”) Fees and Expenses) may be amended or waived without the written consent of the Placement Agent, in addition to the foregoing. With respect to a proposed modification, amendment or waiver of Section 12 only, if the Placement Agent does not object to such modification, amendment or waiver within 10 business days following such date when the Company has provided the Placement Agent with the proposed form of amendment, modification or waiver, the consent of the Placement Agent will be deemed to have been given. Any amendment, modification or waiver effected in accordance with this Section 9 shall be binding upon each future holder of the Warrant and the Company.

6

(b) No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Reclassification, etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

(b) Dividend, Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, or split, subdivide or combine the securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a dividend, split or subdivision or proportionately increased in the case of a combination.

(c) Anti-Dilution.

i. Definitions. For the purposes of this Section 10(c), the following definitions shall apply:

1. “Common Stock Equivalent” means warrants, options, subscription or other rights to purchase or otherwise obtain Common Stock, any securities or other rights directly or indirectly convertible into or exercisable or exchangeable for Common Stock and any warrants, options, subscription or other rights to purchase or otherwise obtain such convertible or exercisable or exchangeable securities or other rights.

2. “Fully Diluted Basis” means, as of any time of determination, the number of shares of Common Stock which would then be outstanding, assuming the complete exercise, exchange or conversion of all then outstanding exercisable, exchangeable or convertible Common Stock Equivalents which, directly or indirectly, on exercise, exchange or conversion result in the issuance of shares of Common Stock, assuming in each instance that the holder thereof receives the maximum number of shares of Common Stock issuable, directly or indirectly, under the terms of the respective instrument, assuming satisfaction of all vesting or similar requirements and achievements of all thresholds or other criteria which would increase the amount of Common Stock ultimately issuable upon exercise, exchange or conversion.

7

ii. Adjustment of Conversion Price Upon Issuance of Shares of Common Stock. For so long as there are any Warrants outstanding, if and whenever at any time and from time to time after the Warrant Issue Date, as applicable, the Company shall issue, or is, in accordance with Sections 10(c)(ii)(1) through 10(c)(ii)(7) of this Section 10, deemed to have issued, any shares of Common Stock for no consideration or a consideration per share less than the Exercise Price, as applicable, then, forthwith upon such issue or sale, the Warrants shall be subject to a proportional adjustment determined by multiplying such Warrant Exercise Price by the following fraction:

N(0) + N(1)
N(0) + N(2)

Where:

N(0) = the number of shares of Common Stock outstanding (calculated on a Fully Diluted Basis) immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents;

N(1) = the number of shares of Common Stock which the aggregate consideration, if any (including the aggregate Net Consideration Per Share with respect to the issuance of Common Stock Equivalents), received or receivable by the Company for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Warrant Exercise Price, as applicable, in effect immediately prior to such issuance; and

N(2) = the number of such additional shares of Common Stock so issued or deemed to be issued.

For purposes of this Section 10(c)(ii), the following Sections 10(c)(ii)(1) to 10(c)(ii)(5) shall be applicable:

1. Consideration for Shares. For purposes of this Section 10(c)(ii), the consideration received by the Company for the issuance of any shares of Common Stock or Common Stock Equivalents shall be computed as follows:

A. insofar as such consideration consists of cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith (excluding amounts paid for accrued interest, dividends or distributions);

B. insofar as such consideration consists of property other than cash, the value of such property received by the Company shall be deemed to be the fair value of such property at the time of such issuance as determined in good faith by the Board, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith;

C. insofar as such consideration consists of consideration other than cash or property, the value of such other consideration shall be deemed to be the aggregate par value of Common Stock issued or deemed issued; and

D. in the event that Common Stock or Common Stock Equivalents shall be issued in connection with the issue of other securities of the Company, together comprising one integral transaction in which no special consideration is allocated to such Common Stock or Common Stock Equivalents by the parties thereto, the allocation of the aggregate consideration between such other securities and the Common Stock Equivalents shall be as determined in good faith by the Board.

8

2. Issuance of Common Stock Equivalents. The issuance of any Common Stock Equivalents shall be deemed an issuance of the maximum number of shares of Common Stock issuable upon the complete exercise, conversion or exchange of such Common Stock Equivalents (assuming the satisfaction of all vesting or other similar requirements and achievements of all thresholds or other criteria which would increase the number of shares of Common Stock ultimately issuable upon exercise, exchange or conversion), and no further adjustments shall be made upon exercise, conversion or exchange of such Common Stock Equivalents.

3. Net Consideration Per Share. The “Net Consideration Per Share” which shall be receivable by the Company for any shares of Common Stock issued upon the exercise, exchange or conversion of any Common Stock Equivalents shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Company upon complete exercise, exchange or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if such Common Stock Equivalents were fully exercised, exchanged or converted (assuming satisfaction of all vesting or similar requirements and achievements of all thresholds or other criteria which would increase the number of shares of Common Stock ultimately issuable upon exercise, exchange or conversion).

4. Record Date. In case the Company shall establish a record date with respect to the holders of any class or series of the Company’s capital stock or other securities for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock or Common Stock Equivalents or (B) to subscribe for or purchase shares of Common Stock or Common Stock Equivalents, then such record date shall be deemed to be the date of the issuance of the shares of Common Stock deemed to have been issued upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

5. Exceptions to Anti-Dilution Adjustments. The anti-dilution adjustments set forth in this Section 10(c)(ii) shall not apply with respect to the following (collectively, the “Excluded Securities”):

A. the issuance of shares of Common Stock (or options to purchase or acquire shares of Common Stock) to employees, consultants, officers or directors of the Company or any Affiliate or Subsidiary of the Company pursuant to a stock option plan or restricted stock plan or arrangement, which issuance of shares of Common Stock (or options to purchase or acquire shares of Common Stock) are unanimously approved by the Board;

B. the issuance of Common Stock, Common Stock Equivalents or other securities to financial institutions or other lenders or lessors in connection with any loan, commercial credit arrangement, equipment financing, commercial property lease or similar transaction that is primarily for purposes other than raising equity capital for the Company or any of its affiliates and are approved by a majority of the entire Board;

C. the issuance of any Common Stock, Common Stock Equivalent or other securities pursuant to any capital reorganization, reclassification or similar transaction that is primarily for purposes other than raising equity capital for the Company or any of its Affiliates and that are approved a majority of the entire Board;

9

D. the issuance of any Common Stock, Common Stock Equivalent or other securities to an entity as a component of any business relationship with such entity for the purpose of (1) joint venture, technology licensing or development activities, (2) distribution, supply or manufacture of the Company’s products or services or (3) any other arrangement involving corporate partners that is primarily for purposes other than raising equity capital for the Company or any of its Affiliates and, in each of the foregoing cases, is approved by a majority of the entire Board; or

(d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

11. Registration Rights. The shares of Common Stock issuable upon exercise of this Warrant shall have the registration rights set forth in the Unit Investor Rights Agreement, dated as of December 19, 2012, among the Company and certain purchasers named therein.

12. Right to Call. The Company may call this Warrant for redemption upon written notice to the holder at any time the closing price of the Common Stock exceeds $4.50 (as adjusted pursuant to Section 10) for 20 consecutive trading days, as reported by Bloomberg, provided at such time there is an effective registration statement covering the resale of the Shares. In the 60 business days following the date the redemption notice is deemed given in accordance with Section 15(e) hereof (the “Exercise Period”), investors may choose to exercise this Warrant or a portion of the Warrant by paying the then applicable Exercise Price per share for every Share exercised. Any Shares not exercised by 5:00 pm Eastern Time on the last day of the Exercise Period will be redeemed by the Company at $0.01 per share. Holder understands that the Placement Agent shall be entitled to receive a warrant solicitation fee equal to 5% of the aggregate Exercise Price paid by Holder upon such exercise following a call for redemption by the Company. The Company shall direct the Holder to make such solicitation fee payment directly to the Placement Agent and the Holder shall comply with such direction.

13. Reclassification; Reorganization; Merger.

In case of any capital reorganization, other than in the cases referred to in Sections 10(a) and 10(b) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as “Reorganizations”), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of Shares which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto and the Holder, with respect to this Warrant, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or, if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash, or other property as such Holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale, lease, or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise this Warrant shall terminate thirty (30) days after the Company gives written notice to the Holder that such sale or conveyance or other transfer has been consummated.

10

The above provisions of this Section 13 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

14. Notice of Certain Events.

In case at any time the Company shall propose:

(a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

(b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

(c) to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease, or conveyance of property, as described in Section 13; or

(d) to effect any liquidation, dissolution, or winding-up of the Company; or

(e) to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof by registered mail, postage prepaid, to the Holder at the Holder’s address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to: (1) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (2) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (3) the date of such action which would require an adjustment to the Exercise Price.

15. General Restrictions. Transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company an assignment form duly executed and completed, together with the Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five Business Days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

11

16. Miscellaneous.

(a) Additional Undertaking. The Holder hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Holder or the shares of Common Stock issued upon exercise hereof pursuant to the provisions of this Warrant.

(b) Governing Law; Venue. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Nevada without resort to that State’s conflict-of-laws rules. Venue for any legal action hereunder shall be in the state or federal courts located in the Borough of Manhattan, New York, New York.

(c) Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(d) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Holder, the Holder’s permitted assigns and the legal representatives, heirs and legatees of the Holder’s estate, whether or not any such person shall have become a party to this Warrant and have agreed in writing to join herein and be bound by the terms hereof.

(e) Notices. All notices, requests, demands and other communications given or made in accordance with the provisions of this Warrant shall be addressed (i) if to Holder, at such Holder’s address, fax number or email address, as furnished to the Company, or (ii) if to the Company, to the attention of the Chief Executive Officer at such address, fax number or email address furnished to the Holder, and shall be made or sent by a personal delivery or overnight courier, by registered, certified or first class mail, postage prepaid, or by facsimile or electronic mail with confirmation of receipt, and shall be deemed to be given on the date of delivery when made by personal delivery or overnight courier, 48 hours after being deposited in the U.S. mail, or upon confirmation of receipt when sent by facsimile or electronic mail. Any party may, by written notice to the other, alter its address, number or respondent, and such notice shall be considered to have been given three (3) days after the overnight delivery, airmailing, faxing or sending via e-mail thereof.

[Signatures appear on the following page]

12

IN WITNESS WHEREOF, Actinium Pharmaceuticals, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated as of March 14, 2017.

ACTINIUM PHARMACEUTICALS, INC.

By:	/s/ Kaushik J. Dave
Kaushik J. Dave
Chief Executive Officer

NOTICE OF EXERCISE

To:	Actinium Pharmaceuticals, Inc.

(1)	The undersigned hereby elects to purchase __________________ (______) shares of Common Stock of Actinium Pharmaceuticals, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)	Payment shall take the form of (check applicable box):

[  ] lawful money of the United States; or

[  ] the cancellation of such number of warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(c), to exercise this Warrant with respect to the number of warrant Shares for which the Warrant is being exercised pursuant to the cashless exercise procedure set forth in subsection 3(c).

(3)	In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and are restricted securities under the 1933 Act and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the 1933 Act or any state securities laws.

(4)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Name ___________________________________

(5)	Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

Name ____________________________

Name ____________________________

Date: _________________________	Signature: ______________________________________